Exhibit 10.3

ACASTI PHARMA inc.

STOCK OPTION PLAN
AS AMENDED August 27, 2020

acasti pharma inc.

STOCK OPTION PLAN

THIS PLAN adopted October 8, 2008, amended on April 29, 2009, March 1, 2011, May 22, 2013, October 5, 2015, May 11, 2016, June 8, 2017, July 27, 2018, April 15, 2019, March 31, 2020 and August 27, 2020.

Article 1
DEFINITIONS AND INTERPRETATION

1.1                                      Definitions. Where used in this Plan, unless there is something in the subject matter or context inconsistent therewith, the following terms will have the meanings set forth below:

(a)	"Associate" has the meaning ascribed to it in the Securities Act.
(b)	"Board" means the board of directors of the Corporation, or any duly appointed committee thereof to which the board of directors of the Corporation has delegated the power to administer and grant Options under this Plan, as constituted from time to time.
(c)	"Cause" means, with respect to a particular Employee:
(i)	"cause" as such term is defined in the written employment agreement between the Corporation and the Employee; or
(ii)	in the event there is no written employment agreement between the Corporation and the Employee or "cause" is not defined in the written employment agreement between the Corporation and the Employee, the usual meaning of cause under the laws of the Province of Québec.
(d)	Change of Control” means:
(i)	a consolidation, reorganization, amalgamation, merger, acquisition or other business combination (or a plan of arrangement in connection with any of the foregoing), other than solely involving the Corporation and any one or more of its Associates, with respect to which all or substantially all of the Persons who were the beneficial owners of the Shares and other securities of the Corporation immediately prior to such consolidation, reorganization, amalgamation, merger, acquisition, business combination or plan of arrangement do not, following the completion of such consolidation, reorganization, amalgamation, merger, acquisition, business combination or plan of arrangement, beneficially own, directly or indirectly, more than 50% of the resulting voting rights (on a fully-diluted basis) of the Corporation or its successor;
(ii)	a resolution is adopted to wind-up, dissolve or liquidate the Corporation;
(iii)	the sale, exchange or other disposition to a person other than an Affiliate of the Corporation of all or substantially all of the Corporation’s assets; or
(iv)	a change in the composition of the Board, which occurs at a single meeting of the shareholders of the Corporation or upon the execution of a shareholders’ resolution, such that individuals who are members of the Board immediately prior to such meeting or resolution cease to constitute a majority of the Board, without the Board, as constituted immediately prior to such meeting or resolution, having approved of such change;

(e)	“Code” has the meaning given in Section 7.1 of this Plan.
(f)	"Company" means, unless specifically indicated otherwise, a corporation, incorporated association or organization, body corporate, partnership, trust, association, or other entity other than an individual.
(g)	"Consultant" means a person, other than an Employee or Director of the Corporation, or a Company, who:
(i)	provides on a bona fide basis consulting, technical, management or other services to the Corporation or a Subsidiary of the Corporation under a written contract;
(ii)	possesses technical, business, management or other expertise of value to the Corporation or a Subsidiary of the Corporation;
(iii)	in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the business and affairs of the Corporation or a Subsidiary of the Corporation; and
(iv)	has a relationship with the Corporation or a Subsidiary of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation.
(h)	"Corporation" means Acasti Pharma Inc., and includes any successor corporation thereto.
(i)	"Director" means a member of the board of directors of the Corporation or a member of the board of directors of a Subsidiary of the Corporation to whom stock options may be granted in reliance on a prospectus exemption under applicable Securities Laws.
(j)	"Effective Date" means the effective date of this Plan, as amended, being October 8, 2008.
(k)	"Employee" means an individual who:
(i)	is considered an employee of the Corporation or a Subsidiary of the Corporation under the Income Tax Act (Canada) (i.e., for whom income tax, employment insurance and CPP deductions must be made at source);
(ii)	works full-time for the Corporation or a Subsidiary of the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or a Subsidiary of the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or
(iii)	works for the Corporation or a Subsidiary of the Corporation on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or a Subsidiary of the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source.

(l)	"Exchange" means the TSX Venture Exchange and, where the context permits, any other exchange on which the Shares are or may be listed from time to time.
(m)	"Exercise Notice" means the notice respecting the exercise of an Option, in the form set out in the Option Agreement, duly executed by the Option Holder.
(n)	"Exercise Period" means the period during which a particular Option may be exercised and, subject to earlier termination in accordance with the terms hereof, is the period from and including the Grant Date through to and including the Expiry Date.
(o)	"Exercise Price" means the price per Share at which Shares may be purchased under an Option duly granted under this Plan, as determined in accordance with Section 4.3 of this Plan and, if applicable, adjusted in accordance with Section 3.5 of this Plan.
(p)	"Expiry Date" means the date determined in accordance with Section 4.2 of this Plan and after which a particular Option cannot be exercised and is deemed to be null and void and of no further force or effect.
(q)	"Grant Date" means the date on which the Board grants a particular Option.
(r)	"Insider" means an “insider” as defined by the Exchange from time to time in its rules and regulations.
(s)	“ISOs” has the meaning given in Section 7.1 of this Plan.
(t)	"Market Price" at any date in respect of the Shares shall be the closing price of such Shares on the Exchange (and if listed on more than one stock exchange, then the highest of such closing prices) on the last Business Day prior to the Grant Date (or, if such Shares are not then listed and posted for trading on the Exchange, on such stock exchange in Canada on which the Shares are listed and posted for trading as may be selected for such purpose by the Board). In the event that such Shares did not trade on such Business Day, the Market Price shall be the average of the bid and asked prices in respect of such Shares at the close of trading on such date. In the event that such Shares are not listed and posted for trading on any stock exchange, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion;
(u)	"Option" means an option to acquire Shares granted to a Director, Employee or Consultant of the Corporation, or any Subsidiary of the Corporation pursuant to this Plan.
(v)	"Option Agreement" means an agreement, in the form substantially similar as that set out in Schedule "A" hereto, evidencing an Option granted under this Plan.
(w)	"Option Holder" means a Director, Employee or Consultant or former Director, Employee or Consultant, to whom an Option has been granted and who continues to hold an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.

(x)	"Plan" means this stock option plan, as may be amended from time to time.
(y)	"Person" means a Company or an individual.
(z)	"Personal Representative" means:
(i)	in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and
(ii)	in the case of an Option Holder who, for any reason, is unable to manage his or her affairs, the individual entitled by law to act on behalf of such Option Holder.
(aa)	"QBCA" means the Business Corporations Act (Québec), as amended, or such other successor legislation which may be enacted, from time to time.
(bb)	"Regulatory Authorities" means the Exchange and any other organized trading facilities on which the Corporation's Shares are listed and all securities commissions or similar securities regulatory bodies having jurisdiction over the Corporation.
(cc)	"Re-Organization Event" has the meaning given in Section 3.5 of this Plan.
(dd)	"Securities Act" means the Securities Act (Québec), as amended, or such other successor legislation as may be enacted, from time to time.
(ee)	"Securities Laws" means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that govern or are applicable to the Corporation or to which it is subject, including, without limitation, the Securities Act.
(ff)	"Share" means one (1) common share without par value in the capital stock of the Corporation as constituted on the Effective Date or, in the event of an adjustment contemplated by Section 3.5 of this Plan, such other shares or securities to which an Option Holder may be entitled upon the due exercise of an Option as a result of such adjustment.
(gg)	"Subsidiary" means a subsidiary as defined in the QBCA.
(hh)	"Termination Date" means:
(i)	in the case of the resignation of the Option Holder as an Employee of the Corporation, the date that the Option Holder provides notice of his or her resignation as an Employee of the Corporation to the Corporation;
(ii)	in the case of the termination of the Option Holder as an Employee of the Corporation by the Corporation for any reason other than death, the effective date of termination set out in the Corporation's notice of termination of the Option Holder as an Employee of the Corporation to the Option Holder;

(iii)	in the case of the termination of the written contract of the Option Holder to provide consulting services to the Corporation, the effective date of termination set out in any notice provided by one of the parties to the written contract to the other party; or
(iv)	the effective date of termination of a Director, Employee or Consultant pursuant to an order made by any Regulatory Authority having jurisdiction to so order.
(ii)	“U.S. Taxpayer” has the meaning given in Section 7.1 of this Plan.

1.2                                      Choice of Law. This Plan is established under and the provisions of this Plan will be subject to and interpreted and construed in accordance with the laws of the Province of Québec.

1.3                                      Headings. The headings used herein are for convenience only and are not to affect the interpretation of this Plan.

Article 2
PURPOSE AND ADMINISTRATION

2.1                                      Purpose. The purpose of this Plan is to provide the Corporation with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants of the Corporation, and any Subsidiary of the Corporation, to reward such of those Directors, Employees and Consultants as may be granted Options under this Plan by the Board from time to time for their contributions toward the long term goals and success of the Corporation and to enable and encourage such Directors, Employees and Consultants to acquire Shares as long term investments and proprietary interests in the Corporation.

2.2                                      Administration. This Plan will be administered by the Board. The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with this Plan as it may deem necessary or advisable for the proper administration and operation of this Plan and such regulations will form part of this Plan. The Board may delegate to any director or other senior officer or employee of the Corporation such administrative duties and powers as it may see fit.

2.3                                      Board Powers. The Board shall have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan to, amongst other things:

(a)	establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of this Plan;
(b)	interpret and construe this Plan and to determine all questions arising out of this Plan or any Option, and any such interpretation, construction or determination made by the Board shall be final, binding and conclusive for all purposes;
(c)	determine the number of Shares reserved for issuance by each Option;
(d)	determine the Exercise Price of each Option;
(e)	determine the time or times when Options will be granted and exercisable;

(f)	determine if the Shares which are issuable on the due exercise of an Option will be subject to any restrictions upon the due exercise of such Option; and
(g)	prescribe the form of the instruments and certificates relating to the grant, exercise and other terms of Options.

2.4                                      Board Discretion. The Board may, in its discretion, require as conditions to the grant or exercise of any Option that the Option Holder shall have:

(a)	represented, warranted and agreed in form and substance satisfactory to the Corporation that the Option Holder is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof for his, her or its own account, for investment and not with a view to or in connection with any distribution, that the Option Holder has had access to such information as is necessary to enable him, her or it to evaluate the merits and risks of such investment and that the Option Holder is able to bear the economic risk of holding such Shares for an indefinite period;
(b)	agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement or certificate representing the Shares making appropriate reference to such restrictions; and
(c)	agreed to indemnify the Corporation in connection with the foregoing.

2.5                                      Board Requirements. Any Option granted under this Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares issuable upon due exercise of such Option upon any securities exchange or under any Securities Laws of any jurisdiction, or the consent or approval of Regulatory Authority, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

2.6                                      Interpretation. The interpretation by the Board of any of the provisions of this Plan and any determination by it pursuant thereto will be final and conclusive and will not be subject to any dispute by any Option Holder. No member of the Board or any individual acting pursuant to authority delegated by it hereunder will be liable for any action or determination in connection with this Plan made or taken in good faith and each member of the Board and each such individual will be entitled to indemnification with respect to any such action or determination in the manner provided for by the Corporation.

Article 3
GRANT OF OPTIONS

3.1                                      Board to Issue Shares. The Shares to be issued to Option Holders upon the exercise of Options will be previously authorized but unissued Shares in the capital stock of the Corporation.

3.2                                      Participation. The Board will, from time to time and in its sole discretion, determine (i) those Directors, Employees, Consultants (and, when applicable, to a Company wholly owned by any such Director, Employee or Consultant), if any, to whom Options are to be granted based upon certain participation criteria, which criteria include but are not limited to functions within the Corporation, or any Subsidiary of the Corporation, seniority or actual and future contributions to the success of to the Corporation, or any Subsidiary of the Corporation, and (ii) the number of Options to be granted to such Directors, Employees or Consultants. The Board may only grant options to an Employee or Consultant if such Employee or Consultant is a bona fide Employee or Consultant of the Corporation or a Subsidiary of the Corporation, as the case may be. The Board may, in its sole discretion, grant the majority of the Options to Insiders of the Corporation. However, in no case will the grant of Options under this Plan, together with any proposed or previously existing security based compensation arrangement, result in (in each case, as determined on the Grant Date):

(a)	the grant to any one Consultant of the Corporation, or any Subsidiary of the Corporation, within any twelve (12) month period, of Options reserving for issuance a number of Shares exceeding in the aggregate two percent (2%) of the Corporation’s issued and outstanding Shares (on a non-diluted basis); or
(b)	the grant, within any twelve (12) month period, to all Directors, Employees and/or Consultants of the Corporation (or any Subsidiary of the Corporation) conducting investor relations services, of Options reserving for issuance a number of Shares exceeding in the aggregate two percent (2%) of the Corporation’s issued and outstanding Shares (on a non-diluted basis), calculated at the date an option is granted to any such Person.

3.3                                      Number of Shares Reserved. Subject to adjustment as provided for in Section 3.4 of this Plan and any subsequent amendment to this Plan, the number of Shares reserved for issuance and which will be available for purchase pursuant to Options granted under this Plan, together with any proposed or previously existing security based compensation arrangement, will equal to 14,533,881, representing 15% of the issued and outstanding Shares of the Corporation as of August 26, 2020. Subject to the provisions and restrictions of this Plan, if any Option is cancelled, expired or otherwise terminated for any reason whatsoever, the number of Shares in respect of which Option is cancelled, expired or otherwise terminated for any reason whatsoever, as the case may be, will ipso facto again be immediately available for purchase pursuant to Options granted under this Plan.

3.4                                      Adjustments. If, prior to the complete exercise of an Option, the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively, a "Re-Organization Event"), an Option, to the extent that it has not been exercised, will be adjusted by the Board in accordance with such Re-Organization Event in the manner the Board deems appropriate and equitable. No fractional Shares will be issued upon the exercise of the Options and accordingly, if as a result of the Re-Organization Event, an Option Holder would become entitled to a fractional Share, such Option Holder will have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

3.5                                      Notification of Grant. Following the approval by the Board of the granting of an Option, the Board will notify the Option Holder in writing of the award and will enclose with such notice the Option Agreement representing the Option so granted.

3.6                                      Copy of Plan. Each Option Holder, concurrently with the notice of the award of the Option, will, upon written request, be provided with a copy of this Plan, and a copy of any amendment to this Plan will be promptly provided by the Board to each Option Holder.

3.7                                      Limitation. This Plan does not give any Option Holder that is a Director the right to serve or continue to serve as a Director of the Corporation, does not give any Option Holder that is an Employee the right to be or to continue to be employed by the Corporation and does not give any Option Holder that is a Consultant the right to be or continue to be retained or engaged by the Corporation as a consultant for the Corporation.

Article 4
TERMS AND CONDITIONS OF OPTIONS

4.1                                      Term of Option. Subject to Section 4.2, the Expiry Date of an Option will be the date so fixed by the Board at the time the particular Option is granted, provided that such date will be no later than the tenth (10th) anniversary of the Grant Date of such Option.

4.2                                      Termination of Option. Subject to such other terms or conditions that may be attached to Options granted hereunder, an Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period. Any Option or part thereof not exercised within the Exercise Period will terminate and become null, void and of no effect as of 5:00 p.m. (Montréal time) on the Expiry Date. The Expiry Date of an Option will be the earlier of the date so fixed by the Board at the time the Option is granted and the date established, if applicable, in subsections (a) to (c) below:

(a)	Death, Disability or Retirement of Option Holder

In the event that the Option Holder should die, become disabled or retire from the Corporation while he or she is still an Employee (if he or she holds his or her Option as an Employee) or in the event that the Option Holder should die or become disable while he or she is still a Director (if he or she holds his or her Option as a Director) or a Consultant (if he or she holds his or her Option as a Consultant), the Expiry Date will be the first anniversary of the Option Holder's date of death, disability or retirement, as applicable. In addition, in the event that the Option Holder should die or become disabled, the vesting schedule of such Option Holder’s Option shall automatically accelerate such that there shall be a full and immediate vesting and entitlement to exercise the relevant Option concurrently with the date upon which such event occurs.

(b)	Ceasing to Hold Office as Director

In the event that the Option Holder holds his or her Option as a Director of the Corporation and such Option Holder ceases to be a Director of the Corporation (including by reason of death or disability) the Expiry Date of the Option will be the first anniversary following the date the Option Holder ceases to be a Director of the Corporation unless the Option Holder ceases to be a Director of the Corporation as a result of:

(i)	ceasing to meet the qualifications of a director set forth the QBCA; or
(ii)	an ordinary resolution having been passed by the shareholders of the Corporation pursuant to the QBCA; or
(iii)	an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date will be the date the Option Holder ceases to be a Director of the Corporation.

(c)	Ceasing to be an Employee or Consultant

In the event that the Option Holder holds his or her Option as an Employee or Consultant of the Corporation and such Option Holder ceases to be an Employee or Consultant of the Corporation other than by reason of death, disability or retirement, as applicable in accordance with Section 4.2(a), the Expiry Date of the Option will not exceed the ninetieth (90th) day following the Termination Date or, if the Employee or Consultant provides investor relations services, the thirtieth (30th) day following the Termination Date, unless the Option Holder:

(i)	ceases to be an Employee of the Corporation as a result of termination for Cause; or
(ii)	ceases to be an Employee or Consultant of the Corporation as a result of an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date will be the Termination Date.

(d)	Bankruptcy

In the event that an Option Holder commits an act of bankruptcy or any proceeding is commenced against an Option Holder under the Bankruptcy and Insolvency Act (Canada) or other applicable bankruptcy or insolvency legislation in force at the time of such bankruptcy or insolvency, the Expiry Date of the Option will be the date immediately preceding the date on which such Option Holder commits such act of bankruptcy.

Notwithstanding anything contained in this Plan, with the exception of Section 5.5, in no case will an Option be exercisable after the tenth (10th) anniversary of the Grant Date of the Option.

4.3                                      Exercise Price. The price at which an Option Holder may purchase a Share upon the exercise of an Option (the "Exercise Price") will be determined by the Board and set forth in the Option Agreement issued in respect of such Option and, in any event, will not be less than the Market Price of the Corporation's Shares calculated as of the Grant Date. Notwithstanding anything else contained in this Plan, in no case will the Market Price be less than the minimum prescribed by each of the organized trading facilities as would apply to the Grant Date in question.

4.4                                      Vesting. Subject to Section 4.2(a), the date or dates on and after which a particular Option, or part thereof, may be exercised will be determined by the Board and set forth in the Option Agreement issued in respect of such Option; provided that:

(a)	all Options granted to a Director will be vested gradually and evenly over a period of at least twelve (12) months, on a monthly basis; and
(b)	all Options granted to an Employee will be vested gradually and evenly over a period of at least thirty-six (36) months, on a quarterly basis.

4.5                                      Additional Terms. Subject to all applicable Securities Laws of all applicable Regulatory Authorities, the Board may attach other terms and conditions to the grant of a particular Option, such terms and conditions to be referred to in the Option Agreement at the time of grant. These terms and conditions may include, but are not necessarily limited to, the following:

(c)	providing that an Option expires on a date other than as provided for herein;
(d)	providing that a portion or portions of an Option vest after certain periods of time or upon the occurrence of certain events, or expire after certain periods of time or upon the occurrence of certain events;
(e)	providing that an Option be exercisable immediately, in full, notwithstanding that it has vesting provisions, upon the occurrence of certain events, such as a friendly or hostile take-over bid for the Corporation; and

(f)	providing that an Option issued to, held by or exercised by an Option Holder who is a citizen or resident of the United Sates of America, and otherwise meeting the statutory requirements, be treated as an "Incentive Stock Option" as that term is defined for purposes of the United States of America Internal Revenue Code of 1986, as amended.

4.6                                      Non-Transferability of Options. The Options granted hereunder are not assignable, transferable or negotiable (whether by operation of law or otherwise) and may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by Section 5.1 of this Plan, exercise the Option within the Exercise Period. Upon any attempt to assign, transfer, negotiate, pledge, hypothecate or otherwise dispose of or transfer an Option contrary to this Section 4.6 of this Plan, or upon the levy of any attachment or similar process upon an Option, the Option and all rights, benefits and privileges arising thereunder or therefrom, at the sole discretion and election of the Board, shall cease and terminate and be of no further force or affect whatsoever.

4.7                                      No Rights as Shareholders. An Option Holder shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until the date of issuance of a certificate for Shares upon the due exercise of such Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

Article 5
EXERCISE OF OPTION

5.1                                      Exercise of Option. An Option may be exercised only by the Option Holder or the Personal Representative of the Option Holder. Subject to the provisions of this Plan, an Option Holder or the Personal Representative of an Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. (Montréal time) on the Expiry Date by delivering to the Secretary of the Corporation an Exercise Notice indicating the number of Shares to be purchased pursuant to the exercise of the Option, the applicable Option Agreement and a certified cheque or bank draft payable to "Acasti Pharma Inc." in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option.

5.2                                      Withholding Taxes. In addition to the other conditions on exercise set forth in this Plan, the exercise of each Option granted under this Plan is subject to the satisfaction of all applicable withholding taxes or other withholding liabilities as the Corporation may determine to be necessary or desirable in respect of such exercise. The Corporation will require that an Option Holder pay to the Corporation, in addition to, and in the same manner as, the Exercise Price, such amount as the Corporation is obliged to remit to the relevant taxing authority in respect of the exercise of the Option.

5.3                                      Issue of Share Certificates. As soon as practicable following the receipt of (i) the Exercise Notice and the certified cheque or bank draft referred to in Section 5.1, and (ii) any amounts payable under Section 5.2, the Board will cause to be delivered to the Option Holder the Shares so purchased in certificated or uncertificated form. If the number of Shares so purchased is less than the number of Shares subject to the Option Agreement, the Option Holder will surrender the Option Agreement to the Corporation and the Board will forward a new Option Agreement to the Option Holder concurrently with delivery of the Shares for the balance of Shares available under the Option.

5.4                                      Condition of Issue. The Options and the issue of Shares by the Corporation pursuant to the exercise of Options are subject to the terms and conditions of this Plan and compliance with the rules and policies of all applicable Regulatory Authorities to the granting of such Options and to the issuance and distribution of such Shares, and to all applicable Securities Laws. The Option Holder agrees to comply with all such laws, regulations, rules and policies and agrees to furnish to the Corporation any information, reports or undertakings required to comply with and to fully cooperate with the Corporation in complying with such laws, regulations, rules and policies. Notwithstanding any of the provisions contained in this Plan or in any Option, the Corporation's obligation to issue Shares to an Option Holder pursuant to the exercise of any Option granted under the Plan shall be subject to:

(a)	completion of such registration or other qualification of such Shares or obtaining approval of such Regulatory Authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;
(b)	the admission of such Shares to listing on any stock exchange on which the Shares may then be listed;
(c)	the receipt from the Option Holder of such representations, warranties, agreements and undertakings, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the Securities Laws of any jurisdiction; and
(d)	the satisfaction of any conditions on exercise prescribed pursuant to this Plan.

5.5                                      Blackout Period. If an Option expires during, or within five business days after, a trading black-out period imposed by the Corporation to restrict trades in the Corporation’s securities, then, notwithstanding any other provision of the Plan, the Option shall expire ten business days after the trading black-out period is lifted by the Corporation, subject to the maximum period of time during which an Option is exercisable under Sections 7.3 of this Plan.

Article 6
AMENDMENT AND TERMINATION

6.1                                      Amendment Without Shareholder Approval. Subject to the prior approval of the Exchange, The Board may amend, suspend or discontinue the Plan, and amend or discontinue any Options granted under the Plan, at any time without shareholder approval. Without limiting the foregoing, the Board is specifically authorized to amend the terms of the Plan, and the terms of any Options granted under the Plan, without obtaining shareholder approval, to:

(a)	amend the vesting provisions to the extent permitted under the rules and regulations of the Exchange;
(b)	amend the termination provisions, except as otherwise provided in Section 6.3 (b) hereof;
(c)	amend the eligibility requirements of eligible Directors, Employees or Consultants which would have the potential of broadening or increasing Insider participation;
(d)	add any form of financial assistance;
(e)	amend a financial assistance provision which is more favorable to Directors, Employees or Consultants;

(f)	add a deferred or restricted share unit or any other provision which results in Directors, Employees or Consultants receiving securities while no cash consideration is received by the Corporation; and
(g)	make other amendments of a housekeeping nature or to comply with the requirements of any Regulatory Authority.

6.2                                      Amendment with Shareholder Approval. Notwithstanding Section 6.1, no amendments to the Plan to:

(a)	increase the number of Shares reserved for issuance under the Plan (including a change from a fixed maximum number of shares to a fixed maximum percentage of Shares);
(b)	change the manner of determining the Exercise Price; or
(c)	amend the amending provisions of Sections 6.1 to 6.3 of this Plan; or
(d)	change the employees (or class of employees) eligible to receive options under this Plan shall be made without obtaining approval of the shareholders in accordance with the requirements of the Exchange.

6.3                                      Amendment of Insider Options. Notwithstanding Section 6.1, no amendments to granted Options to:

(a)	reduce the Exercise Price for the benefit of Insiders; or
(b)	extend the termination date for the benefit of Insiders, other than in accordance with Section 5.4 hereof;

shall be made without obtaining approval of the shareholders, or approval of the disinterested shareholders for amendments under Section 6.3 (a), in accordance with the requirements of the Exchange; and no action shall be taken with respect to granted Options without the consent of the Option Holder, unless the Board determines that such action does not materially alter or impair such Option.

6.4                                      Options Granted Prior to Termination. No amendment, suspension or discontinuance of the Plan or of any granted Option may contravene the requirements of the Exchange or any securities commission or regulatory body to which the Plan or the Corporation is now or may hereafter be subject to. Termination of the Plan shall not affect the ability of the Board to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

6.5                                      Retrospective Amendment. The Board may from time to time retrospectively amend this Plan and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options that have been previously granted.

6.6                                      Change of Control. Notwithstanding anything contained to the contrary in this Plan or in any resolution of the Board in implementation thereof:

(a)	in the event of a proposed Change of Control of the Corporation, the Corporation shall have the right, upon written notice thereof to each Option Holder holding Options under the Plan, to permit the exercise of all such Options within the twenty (20) day period next following the date of such notice and to determine that upon the expiration of such twenty (20) day period, all rights of the Option Holders to such Options or to exercise same (to the extent not theretofore exercised) shall ipso facto terminate and cease to have further force or effect whatsoever;

(b)	in the event of a Change of Control of the Corporation where a notice by the Corporation was not sent to Option Holders in accordance with Section 6.6(a),
(i)	all of the Option Holder’s Options will immediately vest on the date of such event. In such event, all Options so vested will be exercisable from such date until their respective expiry dates, subject to the terms of any employment agreement or other contractual arrangement between the Option Holder and the Corporation. For greater certainty, upon a Change of Control, Option Holders shall not be treated any more favourably than holders of Shares with respect to the consideration that the Option Holders would be entitled to receive for their Shares; and
(ii)	if the Option Holder elects to exercise its Options following a Change of Control, such Option Holder shall be entitled to receive, and shall accept, in lieu of the number of Shares which such Option Holder was entitled upon such exercise, the kind and amount of shares and other securities, property or cash which such Option Holder could have been entitled to receive as a result of such Change of Control, on the effective date thereof, had such Option Holder been the registered holder of the number of Shares to which such Option Holder was entitled to purchase upon exercise of such Options.

6.7                                      Extension of Expiration Date, Non-Applicability of Termination of Employment Provisions. Subject to the rules of any relevant Regulatory Authority and Securities Laws, the Board may, by resolution:

(a)	extend the Expiration Date of any Option, but shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which Options may be exercised by any other Option Holder; and
(b)	decide that any of the provisions hereof concerning the effect of termination of the Option Holder's employment shall not apply to any Option Holder for any reason acceptable to the Board.

Notwithstanding the provisions of Sections 6.6 and 6.7, should changes be required to the Plan by any Regulatory Authority of any jurisdiction to which this Plan or the Corporation now is or hereafter becomes subject, such changes shall be made to the Plan as are necessary to conform with such requirements and, if such changes are approved by the Board, the Plan, as amended, shall be filed with the records of the Corporation and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Board.

6.8                                      Regulatory Authority Approval. This Plan and any amendments hereto are subject to all necessary approvals of the applicable Regulatory Authorities.

6.9                                      Agreement. The Corporation and every Option granted hereunder will be bound by and subject to the terms and conditions of this Plan. By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Corporation to be bound by the terms and conditions of this Plan.

6.10                                  Effective Date of Plan. Upon approval by the shareholders of the Corporation in accordance with the QBCA, and by acceptance by the Exchange (if the Shares are listed or posted on an Exchange and such acceptance is required), the amendments to this Plan made on May 11, 2016 shall be deemed to be effective as of the Effective Date. Any Options granted prior to such approval and acceptance(s), that exceed the previous number of Options available for grant, shall be conditional upon such approval and acceptance(s) being given and no such Options may be exercised unless such approval and acceptance is given.

6.11                                  Governing Law. This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein.

Article 7
U.S. TAXPAYERS

7.1                                      Provisions for U.S. Taxpayers. Options granted under this Plan to U.S. Taxpayers may be nonqualified stock options or incentive stock options intended to qualify under Section 422 (“ISOs”) of the United States Internal Revenue Code of 1986 and the applicable authority thereunder (the “Code”). Each Option shall be designated in the Option Agreement as either an ISO or a non-qualified stock option. “U.S. Taxpayer” means a Person who is a U.S. citizen, U.S. permanent resident or U.S. tax resident for the purposes of the Code whose purchase of Shares under this Plan would be subject to U.S. taxation under the Code. Such Person shall be considered a U.S. Taxpayer solely with respect to such options. Options may be granted as ISOs only to individuals who are employees of the Corporation or any present or future “subsidiary corporation” or “parent corporation” as those terms are defined in Section 424(e) and (f) of the Code, and shall not be granted to non-employee Directors or independent contractors. If an Option Holder ceases to be employed by the Corporation and/or all “subsidiary corporations” or “parent corporations” as those terms are defined in Section 424(e) and (f) of the Code, other than by reason of death or disability (meaning “permanent and total disability” as defined in Section 22(e)(3) of the Code), Options shall be eligible for treatment as ISOs only if exercised no later than three months following such termination of employment.

7.2                                      ISOs. The maximum number of Options that may be granted as ISOs is equal to the maximum number of Shares issuable under Section 3.3. The terms and conditions of any ISOs granted hereunder, including the eligible recipients of ISOs, shall be subject to the provisions of Section 422 of the Code, and the terms, conditions, limitations and administrative procedures established by the Board from time to time in accordance with this Plan. At the discretion of the Board, ISOs may be granted to any Employee of the Corporation, its “parent corporation” or any “subsidiary corporation”of the Corporation, as such terms are defined in Sections 424(e) and (f) of the Code.

7.3                                      ISO Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Plan, if an ISO is granted to a Person who owns shares representing more than ten percent of the voting power of all classes of shares of the Corporation or of a “subsidiary corporation” or “parent corporation”, as such terms are defined in Section 424(e) and (f) of the Code, the term of the Option shall not exceed five years from the time of grant of such Option and the Exercise Price shall be at least 110 percent (110%) of the Market Price (at the time of grant) of the Shares subject to the Option.

7.4                                      $100,000 Per Year Limitation for ISOs. To the extent the aggregate Market Price (determined at the time of grant) of the Shares for which ISOs are exercisable for the first time by any Person during any calendar year (under all plans of the Corporation) exceeds $100,000, such excess ISOs shall be treated as nonqualified stock options.

7.5                                      Disqualifying Dispositions. Each Person awarded an ISO under this Plan shall notify the Corporation in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of Shares before the later of (i) two years after the time of grant of the ISO or (ii) one year after the date the Person acquired the Shares by exercising the ISO. The Corporation may, if determined by the Board and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Person until the end of the period described in the preceding sentence, subject to complying with any instructions from such Person as to the sale of such Share.

7.6                                      Section 409A. Any Options granted to U.S. Taxpayers shall be limited to Employees or Consultants providing services to the Corporation or to an affiliate which is an “eligible issuer”, as defined in final Treas. Reg. 1.409A-1(b)(iii) (this includes corporate subsidiaries in which the Corporation has a controlling interest).

(a)	No extension of term of an Option shall extend beyond the latest date that the right could have expired by its original terms.
(b)	Any replacement options issued under Section 3.5 or 6.6 of this Plan shall comply with U.S. Treas. Reg. 1.424-1 as if the Option were a incentive stock option (ISO) so that the ratio of the Exercise Price to the fair market value of Shares subject to the Options immediately after the replacement may not be greater than the ratio of the Exercise Price to the fair market value of Shares subject to the Options immediately before the replacement.

7.7                                      Transferability. Notwithstanding any other provision in this Plan, an ISO is not transferable except by will or by the laws of descent and distribution, and may be exercised, during the Option Holder’s lifetime, only by such Option Holder.

Adopted by the Board on October 8, 2008, as amended on April 29, 2009, March 1, 2011, May 22, 2013, October 5, 2015, May 11, 2016, June 8, 2017, July 27, 2018, April 15, 2019, March 31, 2020 and August 27, 2020 and last approved by the shareholders on September 30, 2020.